AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) dated as of December 19, 2016, by and between: (i) Manager Directed Portfolios, a statutory trust organized under the laws of Delaware (“Target Fund Trust”), on behalf of its series, Mar Vista Strategic Growth Fund (the “Target Fund”); and (ii) Harbor Funds, a statutory trust organized under the laws of Delaware (“Acquiring Fund Trust”), on behalf of its series, Harbor Strategic Growth Fund (the “Acquiring Fund”) (collectively, the “Parties” and each a “Party”). Mar Vista Investment Partners, LLC, a Delaware limited liability company (“Target Fund Adviser”), joins this Agreement solely for purposes of paragraphs 3.2, 9.2, 10.1, 10.5, 10.13 and 10.14 and Article VII; and Harbor Capital Advisors, Inc., a Delaware corporation (“Harbor Capital Advisors”), joins this Agreement solely for purposes of paragraphs 9.2, 10.1, 10.5, 10.13 and 10.14 and Article VII. Capitalized terms not otherwise defined herein shall have the meaning set forth in Article XI hereof.

RECITALS:

A. The Target Fund and the Acquiring Fund are each separate series of separate open-end, registered investment companies of the management type registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

B. The Target Fund and the Acquiring Fund are each authorized to issue shares of beneficial interest, and the Target Fund owns securities that generally have assets of the type and character in which the Acquiring Fund is permitted to invest.

C. The Acquiring Fund currently has no assets and has carried on no business activities prior to the date hereof and will have had de minimis assets and will have carried on no business activities prior to the consummation of the transactions described herein, other than as necessary to complete the transactions contemplated hereby.

D. The Parties wish to conclude a business combination transaction under the terms set forth in this Agreement in which: (1) all of the Target Fund Assets (as defined below) will be transferred to the Acquiring Fund in exchange solely for Institutional Class shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the Target Fund’s Liabilities (as defined below), and immediately thereafter (2) the number of full and fractional Institutional Class shares of the Acquiring Fund determined in paragraph 2.3 received by the Target Fund will be distributed pro rata to holders of the shares of the Target Fund in complete liquidation and termination of the Target Fund, all upon the terms and conditions set forth in this Agreement (the “Reorganization”).

E. The Parties intend (1) the Reorganization to be treated as a reorganization described in Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), or a reorganization otherwise described in Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, and (2) this Agreement to be, and adopt it as, a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

F. The Board of Trustees of Target Fund Trust (the “Target Fund Trust Board”), including a majority of trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) (“Independent Trustees”) of Target Fund Trust, has determined with respect to the Target Fund that: (1) participation in the Reorganization is in the best interests of the Target Fund, and (2) the value of the interests of existing shareholders of the Target Fund will not be diluted as a result of its effecting the Reorganization.

G. The Board of Trustees of Acquiring Fund Trust (the “Acquiring Fund Trust Board”), including a majority of Independent Trustees of Acquiring Fund Trust, has determined with respect to the Acquiring Fund that participation in the Reorganization is in the best interests of the Acquiring Fund.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, and Target Fund Adviser and Harbor Capital Advisors to the extent indicated above, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE REORGANIZATION

1.1 The Reorganization. In accordance with the Target Fund Trust Governing Documents, at the Effective Time (as defined in Section 3.1), upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties contained herein, the Target Fund shall assign, deliver and otherwise transfer all Target Fund Assets, subject to the Liabilities of the Target Fund, to the Acquiring Fund, and the Acquiring Fund shall assume all of the Liabilities of the Target Fund. In consideration of the foregoing, the Acquiring Fund, at the Effective Time, shall deliver to the Target Fund full and fractional (to the third decimal place) shares of the Acquiring Fund. The aggregate number of shares of the Acquiring Fund shall be determined as set forth in paragraph 2.3. At and after the Effective Time, all of the Fund Assets of the Target Fund shall become and be included in the fund assets of the Acquiring Fund and the Liabilities of the Target Fund shall become and be the liabilities of and shall attach to the Acquiring Fund. At and after the Effective Time, the Liabilities of the Target Fund may be enforced only against the Acquiring Fund to the same extent as if such Liabilities had been incurred by the Acquiring Fund subject to any defense and/or set off that the Target Fund was entitled to assert immediately prior to the Effective Time and further subject to any defense and/or setoff that Acquiring Fund Trust or the Acquiring Fund may from time to time be entitled to assert.

1.2 The Target Fund Assets.

(a) At least ten Business Days prior to the Valuation Time, the Target Fund will provide the Acquiring Fund with a schedule of the securities and other assets and Liabilities of the Target Fund. Prior to the execution of this Agreement, the Acquiring Fund has provided the Target Fund with a copy of its current investment objective, investment policies, principal investment strategies, and restrictions and will provide the Target Fund with a written notice of any changes thereto until the Valuation Time. The Target Fund reserves the right to sell any of the securities or other assets shown on the schedule it provides to the Acquiring Fund pursuant to this paragraph 1.2(a) in the ordinary course as necessary to meet distribution and redemption requirements prior to the Valuation Time but, after such date, will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities which the Acquiring Fund may purchase in accordance with its stated investment objective and policies.

(b) At least five Business Days prior to the Valuation Time, the Acquiring Fund will advise the Target Fund of any investments of the Target Fund shown on the Target Fund’s schedule provided pursuant to paragraph 1.2(a) which the Acquiring Fund would not be permitted to hold (i) under its investment objective, principal investment strategies or investment restrictions; (ii) under applicable Law; or (iii) because the transfer of such investments would result in material operational or administrative difficulties to the Acquiring Fund in connection with facilitating the orderly transition of the Target Fund Assets. Under such circumstances, to the extent practicable, the Target Fund will, if requested by the Acquiring Fund and, to the extent permissible and consistent with its own investment objective and policies and the fiduciary duties of the investment adviser responsible for the portfolio management of the Target Fund, dispose of such investments prior to the Valuation Time.

1.3 Assumption of Liabilities. The Target Fund will, to the extent practicable and consistent with its own investment objective and policies, use its best efforts to discharge all of the liabilities of the Target Fund prior to or at the Effective Time. At the Effective Time, the Acquiring Fund will assume the Liabilities of the Target Fund. The Acquiring Fund shall not assume any obligation of the Target Fund to file reports with the SEC, Internal Revenue Service or other regulatory or tax authority covering any reporting period ending prior to or at the Effective Time with respect to the Target Fund, including the semi-annual reporting period ending on December 31, 2016; provided, however, that if the Reorganization qualifies as a “reorganization” under Section 368(a)(1)(F) of the Code, the U.S. federal income tax return of the Target Fund (and any corresponding state or local income tax returns) for the taxable year ending June 30, 2017 shall be the responsibility of the Acquiring Fund if the Closing Date (as defined in paragraph 3.1) is on or before June 30, 2017.

1.4 Distribution of Acquiring Fund Shares. Immediately upon receipt, the Target Fund will distribute all the Institutional Class shares of the Acquiring Fund received by the Target Fund from the Acquiring Fund pursuant to paragraph 1.1 (the “Acquiring Fund Shares”), pro rata to the record holders of Institutional Shares of the Target Fund. Such distribution will be accomplished by an instruction, signed by an appropriate officer of the Target Fund, to transfer the Acquiring Fund Shares then credited to the Target Fund’s account on the Books and Records of the Acquiring Fund and to open accounts on the Books and Records of the Acquiring Fund established and maintained by the Acquiring Fund’s transfer agent in the names of record holders of the Target Fund and representing the respective pro rata number of the Acquiring Fund Shares due to such record holder. All issued and outstanding shares of the Target Fund will be cancelled promptly by the Target Fund on the Target Fund’s Books and Records. Any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Acquiring Fund Shares issued to the Target Fund in accordance with paragraph 1.1 above. In addition, each record holder of the Target Fund shall have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of the Target Fund at or before the Valuation Time.

1.5 Liquidation of the Target Fund. As soon as practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4 has been made, but in no event later than 12 months after the Closing, the Target Fund shall take, in accordance with Delaware Law, the 1940 Act and the Target Fund Trust Governing Documents, all such other steps as may be necessary or appropriate to effect a complete liquidation and termination of the Target Fund.

1.6 Transfer Taxes. Any transfer taxes payable on issuance of the Acquiring Fund Shares in a name other than that of the record holder of the Target Fund shares on the Target Fund’s Books and Records shall be paid by the Person to whom such Acquiring Fund Shares are issued and transferred, as a condition of that transfer.

1.7 Performance Survivor. The Target Fund shall be the performance survivor in the Reorganization, with the result that the Acquiring Fund, as the surviving fund in the Reorganization, will adopt the performance history of the Target Fund.

ARTICLE II

VALUATION

2.1 Net Asset Value of the Target Fund. The value of the net assets of the Target Fund shall be the value of the Target Fund Assets, less the Liabilities, computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquiring Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the Parties.

2.2 Net Asset Value of the Acquiring Fund. The net asset value per each Institutional Class share of the Acquiring Fund shall be equal to the net asset value per Institutional Share of the Target Fund as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquiring Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the Parties.

2.3 Calculation of Number of Acquiring Fund Shares. The number of Institutional Class shares to be issued (including fractional shares (to the third decimal place), if any) by the Acquiring Fund in exchange for the Target Fund Assets shall be determined by dividing the net value of the assets of the Target Fund attributable to the shares to be transferred by the net asset value per share of the Institutional Class shares of the Acquiring Fund to be exchanged for shares of the Target Fund, determined in accordance with the valuation procedures referred to in paragraph 2.2.

2.4 Determination of Net Asset Value. All computations of net asset value and the value of securities transferred under this Article II shall be made by State Street Bank and Trust

Company (“Custodian”), accounting agent and custodian, respectively, for the Acquiring Fund, in accordance with their regular practice and the requirements of the 1940 Act. Such computations shall be evaluated by Target Fund Adviser, in its capacity as investment adviser to the Target Fund, and shall be subject to review by the Funds’ respective accounting agents, transfer agents and independent registered public accounting firms.

2.5 Valuation Time. “Valuation Time” shall mean the close of the NYSE (normally 4:00 PM Eastern Time) on the Business Day preceding the Effective Time.

ARTICLE III

EFFECTIVE TIME AND CLOSING

3.1 Effective Time and Closing. Subject to the terms and conditions set forth herein, the Reorganization shall occur on March 6, 2017, or on such other date as may be mutually agreed in writing by an authorized officer of each Party (the “Closing Date”), immediately prior to the opening of business (the “Effective Time”). To the extent any Target Fund Assets are, for any reason, not transferred at the Effective Time, the Target Fund shall cause such Target Fund Assets to be transferred in accordance with this Agreement at the earliest practical date thereafter. The closing of the Reorganization will take place at the offices of Acquiring Fund Trust, 111 South Wacker Drive, 34th Floor, Chicago, Illinois or at such other place as may be mutually agreed in writing by an authorized officer of each Party, at the Effective Time (the “Closing”).

3.2 Transfer and Delivery of Target Fund Assets. The Target Fund shall direct U.S. Bank N.A., as custodian for the Target Fund, to deliver to the Acquiring Fund as of the Closing or as soon as practicable thereafter a certificate of an authorized officer certifying that: (a) U.S. Bank N.A. delivered the Target Fund Assets to the Acquiring Fund; and (b) all necessary taxes in connection with the delivery of such Target Fund Assets, including all applicable non-U.S., U.S. federal and state stock transfer stamps and any other stamp duty taxes, if any, have been paid or provision (as reasonably estimated) for payment has been made. The Parties hereby agree that Target Fund Adviser shall be responsible for any taxes described in clause (b) of this paragraph 3.2.

3.3 Acquiring Fund Share Records. The Acquiring Fund shall cause its transfer agent to deliver to an officer of Target Fund Trust as of the Closing a confirmation evidencing that: (a) the appropriate number of Acquiring Fund Shares have been credited to the account of the Target Fund on the Books and Records of the Target Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.4, and (b) it has instructed the Acquiring Fund’s transfer agent to credit the appropriate number of Acquiring Fund Shares the accounts of record holders of the Target Fund shares on the Books and Records of the Acquiring Fund pursuant to paragraph 1.4.

3.4 Postponement of Closing Date. If immediately prior to the Valuation Time: (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund is closed to trading, or trading thereupon is restricted, or (b) trading or the reporting of trading on such market is disrupted so that, in the judgment of an appropriate officer of the Target Fund or the Acquiring Fund, accurate appraisal of the value of the net assets of the

Acquiring Fund or the Target Fund is impracticable, the Closing Date shall be postponed until the first Business Day that is a Friday after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as may be mutually agreed in writing by an authorized officer of each Party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Target Fund Trust. Target Fund Trust, on behalf of the Target Fund, hereby represents and warrants to Acquiring Fund Trust, on behalf of the Acquiring Fund, as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:

(a) Target Fund Trust is a statutory trust duly organized, validly existing and in good standing under the Laws of Delaware and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets. The Target Fund has full power under the Target Fund Trust Governing Documents to conduct its business as it is now being conducted and to own the properties and assets it now owns and, subject to approval of shareholders of the Target Fund, carry out this Agreement. The Target Fund has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on the Target Fund.

(b) The execution, delivery and performance of this Agreement by the Target Fund and the consummation of the transactions contemplated herein has been duly and validly authorized by the Target Fund Trust Board, and the Target Fund Trust Board has approved the Reorganization and has resolved to recommend the Reorganization to the shareholders of the Target Fund and to call a special meeting of shareholders of the Target Fund for the purpose of approving this Agreement and the Reorganization contemplated hereby. Other than the approval by the requisite vote of the shareholders of the outstanding shares of the Target Fund in accordance with the provisions of the Target Fund Trust Governing Documents, applicable Delaware Law and the 1940 Act, no other action on the part of the Target Fund or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by the Target Fund or the consummation of the Reorganization contemplated herein. This Agreement has been duly and validly executed and delivered by the Target Fund and assuming due authorization, execution and delivery hereof by Acquiring Fund Trust, is a legal, valid and binding obligation of the Target Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights, to general equity principles and to any limitations on indemnity as may be required under U.S. federal and state securities Laws).

(c) The authorized capital of the Target Fund consists of an unlimited number of shares of beneficial interest with a no par value per share. Each share represents a fractional undivided interest in the Target Fund. The issued and outstanding shares of the Target Fund are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights of any kind to acquire from the Target Fund any shares of any series or equity interests of the Target Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Target Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares. The Target Fund has no share certificates outstanding.

(d) The Target Fund has no subsidiaries.

(e) Except for consents, approvals, or waivers to be received prior to the Effective Time, including approval by the shareholders of the Target Fund and SEC effectiveness of the Registration Statement, the execution, delivery and performance of this Agreement by the Target Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the Target Fund Trust Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which it is a party or by which it or the Target Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which it is bound, (iii) result in a breach or violation by the Target Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

(f) (i) Prior to the execution of this Agreement, the Target Fund has delivered to Acquiring Fund Trust true, correct and complete copies of the Target Fund’s audited statements of assets and liabilities of as of June 30, 2016, or a later date if available prior to the date hereof, and the related schedules of investments, statements of income and changes in net assets and financial highlights for the periods then ended.

     (ii) Except as set forth in the notes thereto, all such financial statements were prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods then ended, and fairly present the financial condition and results of operations of the Target Fund as of the respective dates thereof and for the respective periods covered thereby subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

     (iii) Except as reflected or reserved against in the statement of assets and liabilities included in the Target Fund’s audited financial statements as of June 30, 2016, or in the notes thereto, or as previously disclosed in writing to Acquiring Fund Trust, there are no liabilities against, relating to or affecting the Target Fund or any of its properties and assets, and Target Fund Trust is not aware of any liabilities, claims or assertions that could reasonably be expected to result in a liability against, relating to or affecting the Target Fund or any of its properties and assets, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on the Target Fund or its properties or assets. In particular, since June 30, 2016, except as disclosed in writing to Acquiring Fund Trust, there has not been any change in the financial condition, properties, assets, liabilities or business of the Target Fund that would have a Material Adverse Effect on the Target Fund or its properties or assets other than changes occurring in the ordinary course of business.

     (iv) As of the date hereof, except as previously disclosed to Acquiring Fund Trust in writing, and except as have been corrected as required by applicable Law, and to the best of the Target Fund’s Knowledge, there have been no material miscalculations of the net asset value of the Target Fund during the twelve-month period preceding the date hereof, which would have a Material Adverse Effect on the Target Fund or its properties or assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

(g) The minute books and other similar records of Target Fund Trust as they relate to the Target Fund contain a true and complete record in all material respects of all material action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Target Fund, the Target Fund Trust Board and committees of the Target Fund Trust Board, in each case as they relate to the Target Fund. The stock transfer ledgers and other similar records of the Target Fund accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Target Fund.

(h) The Target Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a series of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

(i) Except as disclosed in writing to and accepted by Acquiring Fund Trust, there is no Action or Proceeding pending against the Target Fund or, to the best of the Target Fund’s Knowledge, threatened against, relating to or affecting, the Target Fund.

(j) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Target Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of the consummation of such transactions.

(k) Target Fund Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and its registration with the SEC as such an investment company is in full force and effect and the Target Fund is a separate series of Target Fund Trust duly designated in accordance with applicable provisions of the Target Fund Trust Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations;

(l)

(i) For each taxable year of the Target Fund (in the case of a taxable year that includes the Closing Date, for that portion of such taxable year ending with the Closing Date), the Target Fund (i) has met (or is expected to meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification as a regulated investment company (as such term is defined in Section 851(a) of the Code) and (ii) has been (or is expected to be) eligible to and has computed (or will compute) its U.S. federal income Tax under Section 852 of the Code. For each taxable year of the Target Fund ending on or before the Closing Date, the Target Fund has (or will have) distributed substantially all of its investment company taxable income and net capital gain (in each case, as defined in the Code).

(ii) As of the Closing Date, all applicable Tax Returns, dividend reporting forms, and other Tax-related reports of the Target Fund required by applicable Law to have been filed (including any extensions) have been filed and are correct in all material respects, and all material Taxes (whether or not shown as due on any Tax Return) have been paid or provision has been made for the payment thereof.

(iii) There are no audits, examinations, investigations or other Litigations regarding Taxes pending or threatened by any Governmental or Regulatory Body in writing with respect to the Target Fund, and no waivers or extensions of any statute of limitations have been granted or requested with respect to any taxable years of Target Fund.

(iv) No Governmental or Regulatory Body with which the Target Fund does not file Tax Returns has claimed in writing that the Target Fund is or may be subject to taxation by that Governmental or Regulatory Body, and no Governmental or Regulatory Body with which the Target Fund does not file a particular Tax Return has claimed in writing that the Target Fund is or may be required to file such Tax Return. No issue has been raised by any Governmental or Regulatory Body in writing in any prior examination of the Target Fund which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

(v) The Target Fund does not have, nor has the Target Fund ever had, a permanent establishment in any country other than the United States.

(vi) During the twelve-month period preceding the date hereof, the net asset value of the Target Fund has been determined properly, taking into account all deferred and current Taxes with respect to the Target Fund under applicable Law and generally accepted accounting principles.

(vii) The Target Fund does not own any “converted property” (as that term is defined in Treasury Regulations Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.

(viii) For purposes of the representations and warranties set forth in clause (l), any reference to the Target Fund shall include any Person that was merged with, liquidated into or otherwise a successor to, the Target Fund.

For purposes of this clause (l):

(1) “Tax” or “Taxes” means any and all (a) U.S. federal, state or local and all non-U.S. taxes, duties, fees, assessments or governmental (or quasi-governmental) charges or deficiencies thereof of any kind whatsoever, including income, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs, duties, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding or other taxes, duties, fees, assessments or charges, however denominated, (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental or Regulatory Body in connection with any item described in clause (a), along with any interest applied thereto, and (c) Liability for Taxes on account of transferee or successor Liability in respect of any items described in clause (a) or (b) payable by reason of Contract (or other agreement), assumption, operation of Law (including Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under state, local or non-U.S. Law)), or otherwise.

(2) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement filed with any Governmental or Regulatory Body relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.

(m) All issued and outstanding shares of the Target Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, are registered under the Laws of all jurisdictions in which registration is or was required, except as may have been previously disclosed to Acquiring Fund Trust in writing. Such registrations are, in all material respects, complete, current and have been continuously effective, and all fees required to be paid have been paid. The Target Fund’s registration statement under the 1933 Act is not subject to any “stop order” and the Target Fund is, and was, fully qualified to sell its shares in each jurisdiction in which such shares are being, or were, registered and sold.

(n) The current prospectus and statement of additional information of the Target Fund, including amendments and supplements thereto, and each prospectus and statement of additional information of the Target Fund used at all times during the past three years prior to the date of this Agreement conform, or conformed at the time of its or their use, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and do not, or did not, as of their dates of distribution to the public, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The Target Fund currently complies in all material respects with its investment objective, all investment policies, guidelines and restrictions established by the Target Fund.

(o) The combined proxy statement and prospectus and statement of additional information (collectively, the “Proxy Statement/Prospectus”) to be included in Acquiring Fund Trust’s registration statement on Form N-14 (the “Registration Statement”) and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Target Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement. Each of the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Target Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Target Fund makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto relating to parties other than the Target Fund or Target Fund Trust.

(p) Except as previously disclosed in writing to Acquiring Fund Trust at least fifteen Business Days prior to the Effective Time and accepted by Acquiring Fund Trust, at the Effective Time, the Target Fund will have good and marketable title to the Target Fund Assets and full right, power, and authority to sell, assign, transfer and, upon delivery and payment for the Target Fund Assets, deliver such Target Fund Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, and subject to no restrictions on the subsequent transfer thereof (other than any Target Fund Assets consisting of restricted securities).

(q) The Target Fund has no material contracts or other commitments that will be terminated with any liability or penalty to the Target Fund at or prior to the Effective Time.

(r) The Target Fund has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act. Except as disclosed in writing to Acquiring Fund Trust, the Target Fund has complied in all material respects with such policies and procedures for the three years prior to the date hereof.

(s) Except as disclosed in writing to the Acquiring Fund, to the best of the Target Fund’s Knowledge, since June 30, 2016 no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Target Fund or its properties or assets other than changes occurring in the ordinary course of business.

4.2 Representations and Warranties of Acquiring Fund Trust. Acquiring Fund Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Target Fund as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:

(a) Acquiring Fund Trust is a statutory trust duly organized, validly existing and in good standing under the Laws of Delaware and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquiring Fund. Acquiring Fund Trust has full power under its Acquiring Fund Trust Governing Documents to conduct its business as it is now being conducted and to carry out this Agreement. Acquiring Fund Trust has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on Acquiring Fund Trust.

(b) The execution, delivery and performance of this Agreement by Acquiring Fund Trust on behalf of the Acquiring Fund and the consummation of the transactions contemplated herein have been duly and validly authorized by the Acquiring Fund Trust Board and the Acquiring Fund Trust Board has approved the Reorganization. No other action on the part of Acquiring Fund Trust or the Acquiring Fund is necessary to authorize the execution, delivery and performance of this Agreement by Acquiring Fund Trust on behalf of the Acquiring Fund or the consummation of the Reorganization. This Agreement has been duly and validly executed and delivered by Acquiring Fund Trust on behalf of the Acquiring Fund, and assuming due authorization, execution and delivery hereof by the Target Fund, is a legal, valid and binding obligation of Acquiring Fund Trust, as it relates to the Acquiring Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights, to general equity principles and to any limitations on indemnity as may be required under U.S. federal and state securities Laws).

(c) The Acquiring Fund is a separate series of Acquiring Fund Trust duly designated in accordance with the applicable provisions of the Acquiring Fund Trust Governing Documents. The authorized capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest with no par value per share. Each share represents a fractional undivided interest in the Acquiring Fund.

(d) Except for consents, approvals, or waivers to be received prior to the Effective Time, and upon the effectiveness of the Registration Statement, the execution, delivery and performance of this Agreement by Acquiring Fund Trust for itself and on behalf of the Acquiring Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the Acquiring Fund Trust Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which it is a party or by which it or the Acquiring Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which Acquiring Fund Trust is a party or by which it or the Acquiring Fund is bound, (iii) result in a breach or violation by Acquiring Fund Trust or the Acquiring Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

(e) Except as disclosed in writing to and accepted by the Target Fund, there is no Action or Proceeding pending against Acquiring Fund Trust or the Acquiring Fund or, to the best of Acquiring Fund Trust’s Knowledge, threatened against, relating to or affecting, Acquiring Fund Trust or the Acquiring Fund.

(f) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Acquiring Fund Trust or the Acquiring Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of the consummation of such transactions.

(g) Acquiring Fund Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and its registration with the SEC as such an investment company is in full force and effect and the Acquiring Fund is a separate series of Acquiring Fund Trust duly designated in accordance with the applicable provisions of the Acquiring Fund Trust Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations.

(h) The Acquiring Fund (i) will take necessary steps to ensure it is treated as an association taxable as a corporation for U.S. federal income tax purposes, (ii) will elect to be taxed as a “regulated investment company” (as such term is defined in Section 851(a) of the Code), intends to qualify for the tax treatment afforded regulated investment companies under the Code for its taxable year that includes the Closing Date, and intends to continue to qualify for such treatment for its subsequent taxable years, (iii) intends to be eligible to compute its U.S. federal income tax under section 852 of the Code for the taxable year that includes the Closing Date, and (iv) will be treated as a separate corporation for federal income tax purposes for the taxable year that includes the Closing Date.

(i) The shares of the Acquiring Fund to be issued and delivered to the Target Fund for the account of the Target Fund (and to be distributed immediately thereafter to its shareholders) pursuant to the terms of this Agreement will have been duly authorized at the Effective Time and, when so issued and delivered, duly and validly issued, fully paid and non-assessable and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

(j) The Proxy Statement/Prospectus to be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to Acquiring Fund Trust and the Acquiring Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement. Each of the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to Acquiring Fund Trust and the Acquiring Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that Acquiring Fund Trust makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Target Fund, Target Fund Trust or Target Fund Adviser and furnished by the Target Fund to Acquiring Fund Trust specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

(k) Acquiring Fund Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

(l) The Acquiring Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

(m) The Acquiring Fund was newly formed for the purpose of consummating the Reorganization. As of immediately prior to the Closing, the Acquiring Fund has not held any assets or engaged in any activity or business, other than such as necessary to consummate the Reorganization.

(n) Immediately prior to the Closing, there will be no issued or outstanding securities issued by the Acquiring Fund, except as necessary to provided regulatory or other seed capital.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1 Conduct of Business. After the date of this Agreement and at or prior to the Effective Time, the Parties will conduct the businesses of the Target Fund and the Acquiring Fund, respectively, only in the ordinary course and in accordance with this Agreement and the current prospectuses and statements of additional information of the Target Fund or the Acquiring Fund, as applicable. It is understood that such ordinary course of business shall include (a) the declaration and payment of customary dividends and other distributions; (b) shareholder purchases and redemptions; and (c) the continued good faith performance by the investment adviser, subadvisers, administrator, distributor and other service providers of their respective responsibilities in accordance with their agreements with the Target Fund or the Acquiring Fund, as applicable, and applicable Law. No Party shall take any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect. It is the intention of the Parties that the Reorganization will qualify as a reorganization described under Section 368(a)(1)(D) of the Code, or a reorganization otherwise described in Section 368(a) of the Code. None of the Parties to this Agreement shall take any action or cause any action to be taken (including, without limitation, the preparation or filing of any tax return or the defense of any dispute, audit, investigation, proceeding or claim concerning taxes) that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Dechert LLP to render the tax opinion contemplated herein in paragraph 6.3(d).

5.2 Organization of Acquiring Fund. The Acquiring Fund will not have had any assets (other than assets required to meet the requirements of Section 14(a) of the 1940 Act or other seed capital) or operations at any time prior to the Effective Time. The Acquiring Fund was established in order to effect the transactions described in this Agreement, and, prior to the Effective Time, shall not have carried on any business activity other than such activities as are customary to the organization of a new series prior to its commencement of investment operations.

5.3 Shareholders’ Meeting. Target Fund Trust will call, convene and hold a meeting of shareholders of the Target Fund as soon as practicable, in accordance with applicable Law and the Target Fund Trust Governing Documents, for the purpose of approving this Agreement and the transactions contemplated herein as set forth in the Proxy Statement/Prospectus, and for such other purposes as may be necessary or desirable. In the event that insufficient votes are received from shareholders, the meeting may be adjourned as permitted under the Target Fund Trust Governing Documents and applicable Law, and as set forth in the Proxy Statement/Prospectus, in order to permit further solicitation of proxies.

5.4 Proxy Statement/Prospectus and Registration Statement. The Parties will cooperate with each other in the preparation of the Proxy Statement/Prospectus and Registration Statement and cause the Registration Statement to be filed with the SEC in a form satisfactory to the Parties and their respective counsel as promptly as practicable. Upon effectiveness of the Registration Statement, the Acquiring Fund with the assistance of Target Fund Adviser will cause the Proxy Statement/Prospectus to be delivered to shareholders of the Target Fund entitled to vote on this Agreement and the transactions contemplated herein in accordance with the Target Fund Trust Governing Documents. Each Party will provide the materials and information necessary to prepare the Registration Statement, for inclusion therein, in connection with the shareholder meeting of the Target Fund to consider the approval of this Agreement and the transactions contemplated herein. If, at any time prior to the Effective Time, a Party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, the Party discovering the item shall notify the other Parties and the Parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

5.5 Information. The Parties will furnish to each other, and each other’s accountants, legal counsel and other representatives, as appropriate, throughout the period prior to the Effective Time, all such documents and other information concerning the Target Fund and the Acquiring Fund, respectively, and their business and properties as may reasonably be requested by the other Party. Such cooperation shall include providing copies of reasonably requested documents and other information. Each Party shall make its employees and officers available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder to the extent that such Party’s employees are familiar with such documents or information.

5.6 Notice of Material Changes. Each Party will notify the other Party of any event causing a Material Adverse Effect to such Party as soon as practicable following such Party’s Knowledge of any event causing such a Material Adverse Effect.

5.7 Financial Statements. At the Closing, the Target Fund will deliver to the Acquiring Fund an unaudited statement of assets and liabilities of the Target Fund, together with a schedule of portfolio investments as of and for the period ending at the Valuation Time. These financial statements will present fairly in all material respects the financial position and portfolio investments of the Target Fund as of the Valuation Time in conformity with U.S. generally accepted accounting principles applied on a consistent basis, and there will be no material contingent liabilities of the Target Fund not disclosed in said financial statements. These financial statements shall be certified by the Treasurer of Target Fund Trust as, to the best of his or her Knowledge, complying with the requirements of the preceding sentence. The Target Fund also will deliver to the Acquiring Fund at the Effective Time, or as soon as commercially practicable thereafter, (i) the detailed tax-basis accounting records for each security or other investment to be transferred to the Acquiring Fund hereunder, which shall be prepared in accordance with the requirements for specific identification tax-lot accounting and clearly reflect the basis used for determination of gain and loss realized on the partial sale of any security to be transferred to the Acquiring Fund, and (ii) a statement of earnings and profits of the Target Fund for U.S. federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers that shall be carried over by the Acquiring Fund as a result of Code Section 381 and which shall be certified by the Target Fund’s tax return preparer and by an officer of the Target Fund.

5.8 Other Necessary Action. The Parties will each take all necessary action and use their reasonable best efforts to complete all filings, obtain all governmental and other consents and approvals and satisfy any other provision required for consummation of the transactions contemplated by this Agreement.

5.9 Books and Records. Upon reasonable notice, each Party will make available to each other Party for review any Books and Records which are reasonably requested by such other Party in connection with this Reorganization.

5.10 Issued Shares. The Acquiring Fund Shares to be issued and delivered to the Target Fund for the account of the Target Fund (and to be distributed immediately thereafter to its shareholders) pursuant to this Agreement will have been duly authorized at the Effective Time and will be duly and validly issued, fully paid and non-assessable. No shareholder of the

Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof. The Acquiring Fund Shares when issued and delivered will be registered under the 1933 Act. Shareholders of the Target Fund shall not pay any front-end or deferred sales charge in connection with the Reorganization and any account minimums of the Acquiring Fund will be waived.

5.11 Liquidation of Target Fund. Target Fund Trust and the Target Fund agree that the liquidation and termination of the Target Fund shall be effected in the manner provided in the Target Fund Trust Governing Documents in accordance with applicable law, and that on and after the Effective Time, the Target Fund shall not conduct any business except in connection with its liquidation and termination.

5.12 Final Tax Returns and IRS Forms 1099 of Target Fund. After the Effective Time, except as otherwise agreed by the parties, the Target Fund shall or shall cause its agents to prepare and distribute any U.S. federal, state or local tax returns, including any IRS Forms 1099, required to be filed by the Target Fund with respect to tax periods ending on or before the Effective Time and shall further cause such tax returns and IRS Forms 1099 to be duly filed with the appropriate Governmental or Regulatory Bodies.

5.13 Final Tax Distribution. The Target Fund will declare one or more distributions payable at or just prior to the time of Closing to its shareholders to the extent necessary to avoid entity-level income or excise tax or as otherwise deemed desirable.

ARTICLE VI

CONDITIONS PRECEDENT

6.1 Conditions Precedent to Obligations of Target Fund Trust. The obligation of Target Fund Trust, on behalf of the Target Fund, to conclude the transactions provided for herein shall be subject, at its election, to the performance by Acquiring Fund Trust and the Acquiring Fund of all of the obligations to be performed by it hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by Target Fund Trust in writing:

(a) All representations and warranties of Acquiring Fund Trust, on behalf of itself and the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that Acquiring Fund Trust shall be given a period of 10 Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

(b) Acquiring Fund Trust shall have furnished to the Target Fund the opinion of Dechert LLP, counsel to the Acquiring Fund, dated as of the Effective Time, substantially to the effect that:

(i) Acquiring Fund Trust is a business trust, validly existing and in good standing under Delaware Law, and has power under the Acquiring Fund Trust Governing Documents to conduct its business as described in its currently effective registration statement on Form N-1A;

(ii) Acquiring Fund Trust is registered with the SEC under the 1940 Act as an open-end management investment company and its registration with the SEC is in full force and effect;

(iii) The Acquiring Fund shares to be issued and delivered by Acquiring Fund Trust pursuant to this Agreement have been duly authorized for issuance and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable under Delaware Law and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;

(iv) Except as disclosed in writing to the Target Fund, such counsel knows of no material legal proceedings pending or threatened against Acquiring Fund Trust;

(v) This Agreement has been duly authorized, executed and delivered by Acquiring Fund Trust on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery by the Target Fund Trust, constitutes a valid and legally binding obligation of Acquiring Fund Trust on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and to general equity principles;

(vi) The Registration Statement has become effective under the 1933 Act and, to the Knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the SEC;

(vii) The execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material breach of the terms or provisions of, or constitute a material default under, the Acquiring Fund Trust Governing Documents or any material agreement or instrument known to such counsel to which Acquiring Fund Trust is a party or by which any properties belonging to Acquiring Fund Trust may be bound;

(viii) The execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material violation by Acquiring Fund Trust or the Acquiring Fund of any terms, conditions, or provisions of any U.S. federal securities Law or Delaware Law; and

(ix) To the Knowledge of such counsel, no consent, approval, authorization, or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law;

In rendering such opinion, Dechert LLP may rely upon certificates of officers of Acquiring Fund Trust and of public officials as to matters of fact.

(c) Acquiring Fund Trust shall have furnished to the Target Fund a certificate of Acquiring Fund Trust, signed by the President or Vice President and Treasurer of Acquiring Fund Trust, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

(i) the representations and warranties of Acquiring Fund Trust in this Agreement are true and correct in all material respects on and as of the Effective Time and Acquiring Fund Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to Acquiring Fund Trust’s Knowledge, threatened in writing.

(d) An officer of Target Fund Trust shall have received the confirmation from the transfer agent for the Acquiring Fund required under paragraph 3.3 of this Agreement.

(e) The Acquiring Fund shall have duly executed and delivered to the Target Fund, on behalf of the Acquiring Fund, such assumptions of Liabilities and other instruments as the Target Fund may reasonably deem necessary or desirable to evidence the transactions contemplated by this Agreement, including the assumption of the Liabilities of the Target Fund by the Acquiring Fund.

6.2 Conditions Precedent to Obligations of Acquiring Fund Trust. The obligation of Acquiring Fund Trust, on behalf of the Acquiring Fund, to conclude the transactions provided for herein shall be subject, at its election, to the performance by the Target Fund and Target Fund Trust of all of their obligations to be performed by them hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by Acquiring Fund Trust in writing:

(a) All representations and warranties of Target Fund Trust, on behalf of the Target Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that the Target Fund and Target Fund Trust shall be given a period of 10 Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

(b) The Target Fund shall have furnished to Acquiring Fund Trust the opinion of Godfrey & Kahn, S.C., counsel to the Target Fund, dated as of the Effective Time, substantially to the effect that:

(i) Target Fund Trust is a statutory trust, validly existing and in good standing under Delaware Law, and has power under the Target Fund Trust Governing

Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;

(ii) Target Fund Trust is registered with the SEC under the 1940 Act as an open-end management investment company and its registration with the SEC is in full force and effect;

(iii) All issued and outstanding shares of the Target Fund as of the Effective Time are duly authorized, validly issued, fully paid and non-assessable under Delaware Law and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;

(iv) Except as disclosed in writing to Acquiring Fund Trust, such counsel knows of no material legal proceedings pending or threatened against the Target Fund;

(v) This Agreement has been duly authorized, executed and delivered by the Target Fund Trust on behalf of the Target Fund and, assuming due authorization, execution and delivery by Acquiring Fund Trust, constitutes a valid and legally binding obligation of the Target Fund Trust on behalf of the Target Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and to general equity principles;

(vi) The execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material breach of the terms or provisions of, or constitute a material default under, the Target Fund Trust Governing Documents or any material agreement or instrument known to such counsel to which the Target Fund is a party or by which any properties belonging to the Target Fund may be bound;

(vii) The execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material violation by the Target Fund of any terms, conditions, or provisions of any U.S. federal securities Law or Delaware Law; and

(viii) To the Knowledge of such counsel, no consent, approval, authorization or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law.

In rendering such opinion, Godfrey & Kahn, S.C. may rely upon certificates of officers of Target Fund Trust and of public officials as to matters of fact.

(c) The Target Fund shall have furnished to Acquiring Fund Trust the unaudited statements required by paragraph 5.7.

(d) The Target Fund shall have furnished to Acquiring Fund Trust a certificate of the Target Fund, signed by the President or Vice President and Treasurer of the Target Fund Trust, dated as of the Effective Time, to the effect that they have examined the Proxy

Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

(i) the representations and warranties of the Target Fund in this Agreement are true and correct in all material respects on and as of the Effective Time and the Target Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

(ii) since the date of the most recent financial statements of the Target Fund included in the Proxy Statement/Prospectus (or any supplement thereto), there has been no Material Adverse Effect on the business or properties of the Target Fund (other than changes in the ordinary course of business, including, without limitation, dividends and other distributions in the ordinary course and changes in net asset value per share), except as set forth in or contemplated in the Proxy Statement/Prospectus (or any supplement thereto).

(e) The Target Fund shall have duly executed and delivered to Acquiring Fund Trust such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to the Target Fund’s custodian and instructions to Acquiring Fund Trust’s transfer agent (“Transfer Documents”) as Acquiring Fund Trust may reasonably deem necessary or desirable to evidence the transfer to the Acquiring Fund of all of the right, title and interest of the Target Fund in and to the respective Fund Assets of the Target Fund. In each case, the Fund Assets of the Target Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

(f) The Acquiring Fund shall have received, as of the Effective Time or as soon as practicable thereafter: (i) a certificate of an authorized signatory of U.S. Bank N.A., as custodian for the Target Fund, stating that the Fund Assets of the Target Fund have been delivered to the Acquiring Fund; (ii) a certificate of an authorized signatory from the Custodian for the Acquiring Fund, stating that the Fund Assets of the Target Fund have been received; and (iii) a certificate of an authorized signatory of the Target Fund confirming that the Target Fund has delivered its records containing the names and addresses of the record holders of the Target Fund shares and the number and percentage (to three decimal places) of ownership of the Target Fund shares owned by each such holder as of the close of business at the Valuation Time.

(g) At the Valuation Time and Effective Time, except as previously disclosed to Acquiring Fund Trust in writing, and except as have been corrected as required by applicable Law, there shall have been no material miscalculations of the net asset value of the Target Fund during the twelve-month period preceding the Valuation Time and Effective Time, and all such calculations shall have been made in accordance with the applicable provisions of the 1940 Act. At the Valuation Time and Effective Time, all Liabilities chargeable to the Target Fund which are required to be reflected in the net asset value per share of the Target Fund in accordance with applicable Law will be reflected in the net asset value per share of the Target Fund.

(h) The Target Fund’s agreements with each of its service contractors set forth on Schedule 6.2(h) shall have terminated at the Effective Time with respect to the Target Fund, and Target Fund is not aware of any claims for damages (liquidated or otherwise) will arise as a result of such termination.

6.3 Other Conditions Precedent. Unless waived in writing by the Parties with the consent of their respective boards of trustees, the consummation of the Reorganization is subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

(a) This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund in accordance with the provisions of the Target Fund Trust Governing Documents, applicable Delaware Law and the 1940 Act. Notwithstanding anything herein to the contrary, neither the Target Fund nor Acquiring Fund Trust may waive the conditions set forth in this paragraph 6.3(a).

(b) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been pending or threatened in writing.

(c) A registration statement on Form N-1A registering the continuous public offering of Institutional Class shares of the Acquiring Fund shall have become effective, and no stop order suspending effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been pending or threatened in writing.

(d) Each of the Acquiring Fund and the Target Fund shall have received an opinion of Dechert LLP substantially to the effect that, for U.S. federal income tax purposes:

(i) The transfer by the Target Fund of all the Target Fund Assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the Liabilities of the Target Fund, immediately followed by the pro rata distribution of all the Acquiring Fund Shares so received by the Target Fund to the Target Fund’s shareholders of record in complete liquidation of the Target Fund will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

(ii) No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the Target Fund Assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the Liabilities of the Target Fund.

(iii) No gain or loss will be recognized by the Target Fund upon the transfer of all the Target Fund Assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the Liabilities of the Target Fund or upon the distribution (whether actual or constructive) of such Acquiring Fund Shares to the shareholders of the Target Fund solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund.

(iv) No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their Target Fund shares solely for Acquiring Fund Shares in the Reorganization.

(v) The aggregate tax basis of the Acquiring Fund Shares received by each shareholder of the Target Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor by such shareholder. The holding period of the Acquiring Fund Shares received by each shareholder of the Target Fund will include the period during which the Target Fund shares exchanged therefor were held by such shareholder, provided such Target Fund shares are held as capital assets at the Effective Time of the Reorganization.

(vi) The tax basis of the Target Fund Assets transferred to the Acquiring Fund will be the same as the tax basis of such assets to the Target Fund immediately before the Effective Time of the Reorganization. The holding period of the assets of the Target Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Target Fund.

(vii) The Acquiring Fund will succeed to and take into account those tax attributes of the Target Fund that are described in Section 381(c) of the Code subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

No opinion will be expressed as to (1) the effect of the Reorganization on the Target Fund, the Acquiring Fund or any shareholder of the Target Fund with respect to any asset (including, without limitation, any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (a) at the end of a taxable year (or on the termination thereof) or (b) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code, or (2) any other U.S. federal tax issues (except those set forth above) and all state, local or non-U.S. tax issues of any kind.

Such opinion shall be based on customary assumptions, limitations and such representations as Dechert LLP may reasonably request, and the Target Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Target Fund may waive the conditions set forth in this paragraph 6.3(d).

(e) At the Effective Time, the SEC shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, and there shall be no proceedings pending that would seek to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. No Action or Proceeding against the Target Fund or Acquiring Fund Trust or their respective officers or trustees shall be threatened in writing or pending before any court or other Governmental or Regulatory Body in which it will seek, or seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VII

EXPENSES

7.1 Harbor Capital Advisors (or any Affiliate thereof) will bear and pay all reasonable fees and expenses associated with the Reorganization without regard to whether the Reorganization is consummated. Reorganization expenses otherwise include, without limitation, costs and expenses associated with the preparation and filing of the N-14; costs and expenses in connection with Special Board meetings; printing, mailing, tabulation and solicitation costs in connection with obtaining shareholder approval of the Reorganization; custodial and transfer agent conversion fees; audit fees, if any; the reasonable legal fees and expenses of the Target Fund and the Target Fund Trust in connection with the Reorganization; and the reasonable legal fees and expenses of Target Fund Adviser’s outside counsel to prepare the opinion of counsel required by the APA (as defined below), but no other fees, expenses or costs of any outside counsel of Target Fund Adviser.

7.2 Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Target Fund or the Acquiring Fund, as the case may be, as a regulated investment company under the Code.

ARTICLE VIII

AMENDMENTS AND TERMINATION

8.1 Amendments. This Agreement may be amended, modified or supplemented only in writing by the Parties, whether before or after the meeting of shareholders of the Target Fund at which action upon this Agreement and the transactions contemplated hereby is to be taken; provided, however, that after the requisite approval of the shareholders of the Target Fund has been obtained, this Agreement shall not be amended or modified so as to change the provisions with respect to the transactions herein contemplated in any manner that would adversely affect the rights of such shareholders without their further shareholder approval. Nothing in this paragraph 8.1 shall be construed to prohibit the Parties from amending this Agreement to change the Closing Date.

8.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time:

(a) by the mutual written consent of the Parties;

(b) by the Target Fund (i) following a breach by Acquiring Fund of any of its representations, warranties or covenants contained in this Agreement, provided that Acquiring Fund shall have been given a period of 10 Business Days from the date of the occurrence of such breach to cure such breach and shall have failed to do so; (ii) if any of the conditions set forth in paragraphs 6.1 and 6.3 are not satisfied as specified in said paragraphs on or before the Effective Time; or (iii) upon the occurrence of an event which has a Material Adverse Effect upon Acquiring Fund Trust or the Acquiring Fund;

(c) by Acquiring Fund (i) following a breach by the Target Fund of any of its representations, warranties or covenants contained in this Agreement, provided that the Target Fund shall have been given a period of 10 Business Days from the date of the occurrence of such breach to cure such breach and shall have failed to do so; (ii) if any of the conditions set forth in paragraphs 6.2 and 6.3 are not satisfied as specified in said paragraphs on or before the Effective

Time; or (iii) upon the occurrence of an event which has a Material Adverse Effect upon the Target Fund;

(d) by either the Acquiring Fund or Target Fund by written notice to the other following a determination by the terminating Party’s Board of Trustees that the consummation of the Reorganization is not in the best interest of its shareholders; or

(e) by either the Acquiring Fund or Target Fund if the Effective Time does not occur on or prior to May 1, 2017.

If a Party terminates this Agreement in accordance with this paragraph 8.2, there shall be no liability for damages on the part of any Party, or the trustees or officers of such Party.

ARTICLE IX

PUBLICITY; CONFIDENTIALITY

9.1 Publicity. Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the Parties mutually shall agree in writing, provided that nothing herein shall prevent either Party from making such public announcements as may be required by Law, in which case the Party issuing such statement or communication shall advise the other Party prior to such issuance.

9.2 Confidentiality. (a) The Parties, Harbor Capital Advisors and Target Fund Adviser (for purposes of this paragraph 9.2, the “Protected Persons”) will hold, and will cause their board members, officers, employees, representatives, agents and Affiliated Persons to hold, in strict confidence, and not disclose to any other Person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to Governmental or Regulatory Bodies, and, where necessary, to any other Person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable Law; (iii) if it is publicly available through no act or failure to act of such Party; (iv) if it was already known to such Party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b) In the event of a termination of this Agreement, the Parties, Harbor Capital Advisors and Target Fund Adviser agree that they along with their board members, employees, representative agents and Affiliated Persons shall, and shall cause their Affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other Persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and Affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable Law; (ii) if it is publicly available through no act or failure to act of such Party; (iii) if it was already known to such Party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

ARTICLE X

MISCELLANEOUS

10.1 Entire Agreement. This Agreement (including any schedules delivered pursuant hereto, which are a part hereof), a separate Confidentiality Agreement and Non-Disclosure Agreement among Target Fund Trust on behalf of Target Fund, Harbor Funds, Harbor Capital Advisors, and U.S. Bancorp Fund Services, LLC dated November 7, 2016 (the “NDA”), and a separate Asset Purchase Agreement between Harbor Capital Advisors and Target Fund Adviser dated December 19, 2016 (the “APA”) constitute the entire agreement of the Parties, Harbor Capital Advisors and Target Fund Advisor with respect to the matters covered by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties, Harbor Capital Advisors and Target Fund Advisor (except the NDA and APA) and may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by an authorized executive officer of the Party (or by an authorized executive officer of Harbor Capital Advisors or Target Fund Adviser solely for purposes of this paragraph and paragraphs 9.2, 10.5, 10.13 and 10.14 and Article VII) against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

10.2 Notices. All notices or other communications under this Agreement shall be in writing and sufficient if delivered personally, by overnight courier, or sent via registered or certified mail, postage prepaid, return receipt requested, addressed as follows (notices or other communication sent via e-mail shall not constitute notice):

If to Target Fund Trust:

Manager Directed Portfolios

c/o U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, Wisconsin 53202

Attention: Rachel Spearo, Esq.

With a copy (which shall not constitute notice) to:

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

Attention: Ellen Drought, Esq.

If to Acquiring Fund Trust:

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606

Attention: Legal Department

With a copy (which shall not constitute notice) to:

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

Attention: Christopher P. Harvey, Esq.

10.3 Waiver. The failure of either Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as provided in paragraph 6.3(a) and 6.3(d), a Party may waive any condition to its obligations hereunder (such waiver to be in writing and authorized by an authorized officer of the waiving Party).

10.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any Party without the written consent of all other Parties. Nothing herein express or implied is intended to or shall confer any rights, remedies or benefits upon any Person other than the Parties hereto.

10.5 Survival. Except as provided in the next sentence, the respective representations, warranties and covenants contained in this Agreement and in any certificates or other instruments exchanged at the Effective Time as provided in Article VI hereto shall not survive the consummation of the transactions contemplated hereunder. The covenants in paragraphs 1.3, 1.5, 5.11, 5.12, 5.13, 8.2, 9.2 and Articles VII and X shall survive the consummation of the transactions contemplated hereunder.

10.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to its principles of conflicts of laws; provided, that, in the case of a conflict between those laws and the U.S. federal securities laws, the latter shall govern.

10.9 Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the Reorganization contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to each Party hereto each of the items required under this Agreement as a condition to such Party’s obligations hereunder. In addition, the Target Fund shall deliver or cause to be delivered to Acquiring Fund Trust at the Closing, the Books and Records of the Target Fund (regardless of whose possession they are in) or copies thereof.

10.10 Beneficiaries. Nothing contained in this Agreement shall be deemed to create rights in Persons not Parties (including, without limitation, any shareholder of the Acquiring Fund or the Target Fund).

10.11 Validity. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by Law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

10.12 Effect of Facsimile or PDF Signature. A facsimile or PDF signature of an authorized officer of a Party hereto on any Transfer Document shall have the same effect as if executed in the original by such officer.

10.13 Acquiring Fund Trust Liability. The name “Harbor Funds” is the designation of the trustees for the time being under an Amended and Restated Agreement and Declaration of Trust dated June 25, 2013, and all Persons dealing with Acquiring Fund Trust or the Acquiring Fund must look solely to the property of Acquiring Fund Trust or the Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of Acquiring Fund Trust. No other portfolio of Acquiring Fund Trust shall be liable for any claims against the Acquiring Fund. The Parties, along with Harbor Capital Advisors and Target Fund Adviser, specifically acknowledge and agree that any liability of Acquiring Fund Trust under this Agreement with respect to the Acquiring Fund, or in connection with the transactions contemplated herein with respect to the Acquiring Fund, shall be discharged only out of the assets of the Acquiring Fund and that no other portfolio of Acquiring Fund Trust shall be liable with respect thereto.

10.14 Target Fund Trust Liability. The name “Manager Directed Portfolios” is the designation of the trustees for the time being under an Amended and Restated Agreement and Declaration of Trust, dated March 20, 2007, as amended through December 2, 2016, and all

Persons dealing with the Target Fund or Target Fund Trust must look solely to the property of the Target Fund or Target Fund Trust for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of Target Fund Trust. No other portfolio of Target Fund Trust shall be liable for any claims against the Target Fund. The Parties, along with Harbor Capital Advisors and Target Fund Adviser, specifically acknowledge and agree that any liability of Target Fund Trust under this Agreement with respect to the Target Fund, or in connection with the transactions contemplated herein with respect to the Target Fund, shall be discharged only out of the assets of the Target Fund and that no other portfolio of Target Fund Trust shall be liable with respect thereto.

ARTICLE XI

DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Action or Proceeding” means any action, suit or proceeding by any Person, or any investigation or audit by any Governmental or Regulatory Body.

“Acquiring Fund” has the meaning specified in the preamble.

“Acquiring Fund Trust” has the meaning specified in the preamble.

“Acquiring Fund Trust Board” has the meaning specified in the recitals.

“Acquiring Fund Trust Governing Documents” means the Declaration of Trust and Bylaws of Acquiring Fund Trust.

“Acquiring Fund Shares” has the meaning specified in paragraph 1.4.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.

“Affiliated Person” shall mean, with respect to any Person, an “affiliated person” of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.

“Agreement” has the meaning specified in the preamble.

“Books and Records” means a Parties’ accounts, books, records or other documents (including but not limited to minute books, stock transfer ledgers, financial statements, tax returns and related work papers and letters from accountants, and other similar records) required to be maintained by the Parties with respect to the Target Fund or the Acquiring Fund, as applicable, pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder.

“Business Day” means a day other than Saturday, Sunday or a day on which banks located in New York City are authorized or obligated to close.

“Closing” has the meaning specified in paragraph 3.1.

“Code” has the meaning specified in the recitals.

“Custodian” has the meaning specified in paragraph 2.4.

“Effective Time” has the meaning specified in paragraph 3.1.

“Governmental or Regulatory Body” means any court, tribunal, or government or political subdivision, whether U.S. federal, state, county, local or non-U.S., or any agency, authority (including any taxing authority), official or instrumentality of any such government or political subdivision.

“Independent Trustees” has the meaning specified in the recitals.

“Knowledge” means (i) with respect to Target Fund Trust and the Target Fund, the actual knowledge after reasonable inquiry of Target Fund Trust’s trustees or officers and Target Fund Adviser in its capacity as adviser to the Target Fund; and (ii) with respect to Acquiring Fund Trust and the Acquiring Fund, the actual knowledge after reasonable inquiry of Acquiring Fund Trust’s trustees or officers, or Harbor Capital Advisors in its capacity as adviser to Acquiring Fund Trust.

“Law” means any law, statute, rule, regulation or ordinance of any Governmental or Regulatory Body.

“Liabilities” means all existing liabilities of the Target Fund reflected on the unaudited statement of assets and liabilities of the Target Fund prepared by the Target Fund or its agent as of the Valuation Time in accordance with U.S. generally accepted accounting principles consistently applied from the prior audited reporting period and reviewed and approved by the respective Treasurers of Acquiring Fund Trust and Target Fund Trust at the Effective Time. The Acquiring Fund shall assume only those liabilities of the Target Fund reflected in that unaudited statement of assets and liabilities and shall not assume: (i) any liabilities not reflected on the unaudited statement of assets and liabilities, whether absolute or contingent, (ii) any liabilities, costs or charges relating to the expense limitation arrangement between Target Fund Trust, on behalf of the Target Fund, and Target Fund Adviser (including any recoupment by Target Fund Adviser or its affiliates of any fees or expenses of the Target Fund previously waived or reimbursed), (iii) any liability for any obligation of the Target Fund to file reports with the SEC, Internal Revenue Service or other regulatory or tax authority covering any reporting period ending prior to or at the Effective Time with respect to the Target Fund, or (iv) any other liability that the parties agree in writing should be excluded.

“Material Adverse Effect” as to any Person means a material adverse effect on the business, results of operations or financial condition of such Person. For purposes of this definition, a decline in net asset value of the Target Fund or Acquiring Fund arising out of its investment operations or declines in market values of securities in its portfolio, the discharge of Liabilities, or the redemption of shares representing interests in such fund, shall not constitute a “Material Adverse Effect.”

“NYSE” means New York Stock Exchange.

“1940 Act” means has the meaning specified in the recitals.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Order” means any writ, judgment, decree, injunction or similar order of any Government or Regulatory Body, in each case whether preliminary or final.

“Party” and “Parties” each has the meaning specified in the preamble.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

“Protected Persons” has the meaning specified in paragraph 9.2.

“Proxy Statement/Prospectus” has the meaning specified in paragraph 4.1(o).

“Registration Statement” has the meaning specified in paragraph 4.1(o).

“Reorganization” has the meaning specified in the recitals.

“SEC” means the U.S. Securities and Exchange Commission.

“Target Fund” has the meaning specified in the preamble.

“Target Fund Adviser” has the meaning specified in the preamble.

“Target Fund Assets” means all properties and assets of the Target Fund of every kind and description whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, but not limited to, any claims that the Target Fund may have against any Person) and receivables (including dividend and interest receivable), goodwill and other intangible property, Books and Records, and all interests, rights, privileges and powers, owned by the Target Fund, and any prepaid expenses shown on the Target Fund’s books at the Valuation Time, excluding (a) the estimated costs of extinguishing any liability not assumed by the Acquiring Fund; and (b) the Target Fund’s rights under this Agreement.

“Target Fund Trust” has the meaning specified in the preamble.

“Target Fund Trust Board” has the meaning specified in the recitals.

“Target Fund Trust Governing Documents” means the Declaration of Trust and Bylaws of Target Fund Trust, as amended from time to time.

“Transfer Documents” has the meaning specified in paragraph 6.2(e).

“Valuation Time” has the meaning specified in paragraph 2.5.

IN WITNESS WHEREOF, the Parties, Harbor Capital Advisors and Target Fund Adviser have caused this Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

MANAGER DIRECTED PORTFOLIOS, on behalf of its series MAR VISTA STRATEGIC GROWTH FUND

By:
Name:
Title:

HARBOR FUNDS, on behalf of its series HARBOR STRATEGIC GROWTH FUND

By:
Name:
Title:

MAR VISTA INVESTMENT PARTNERS, LLC

By:
Name:
Title:

Solely for purposes of Article VII and

Paragraphs 3.2, 9.2, 10.1, 10.5, 10.13 and 10.14

HARBOR CAPITAL ADVISORS, INC.

By:
Name:
Title:

Solely for purposes of Article VII and

Paragraphs 9.2, 10.1, 10.5, 10.13 and 10.14

SCHEDULE 6.2(h)

[TO BE COMPLETED]